Exhibit 99.1

FireEye Reports Fourth Quarter and Fiscal Year 2016 Financial Results

•	Continued improvement in operational efficiency resulted in lower operating losses

•	Strong collections performance and lower expenses generated positive operating cash flow

•	Management appointments and executive transitions announced
MILPITAS, Calif. – Feb. 2, 2017 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2016.

“Since mid-2016 we have focused on two strategic initiatives – rightsizing our cost structure and evolving our product portfolio – and we made great progress on both fronts in the fourth quarter,” said Kevin Mandia, FireEye chief executive officer. “Non-GAAP operating losses narrowed by more than $50 million compared to the fourth quarter of 2015, and we generated positive operating cash flow in the fourth quarter. We are better positioned as a company today, with a solid financial foundation, more efficient operations, and expanded and updated product offerings. We will remain focused on our mission to relentlessly protect our customers as we continue to execute on our priorities in 2017.”

“We believe the innovations we introduced in the second half of 2016, together with the announcement of our Helix platform in November, will enable FireEye to transform security operations and lower security cost of ownership for organizations of all sizes,” added Mandia. “I believe that FireEye’s intense and dedicated pursuit of profitability and innovation will result in growth, enable us to better fulfill our mission to our customers, and allow us to provide the greatest value to our shareholders over time.”

Fourth Quarter 2016 Financial Results

•	Revenue of $184.7 million, consistent with the fourth quarter of 2015.

•	Billings of $221.8 million, a decrease of 14 percent from the fourth quarter of 2015.[1]

•	GAAP gross margin of 65 percent, compared to 66 percent in the fourth quarter of 2015.

•	Non-GAAP gross margin of 74 percent, compared to 75 percent in the fourth quarter of 2015.[1]

•	GAAP operating margin of negative 27 percent, compared to negative 67 percent in the fourth quarter of 2015.

•	Non-GAAP operating margin of negative one percent, compared to negative 28 percent in the fourth quarter of 2015.[1]

•	GAAP net loss per share of $0.37, compared to a GAAP net loss per share of $0.87 in the fourth quarter of 2015.

•	Non-GAAP net loss per share of $0.03, compared to a non-GAAP net loss per share of $0.36 in the fourth quarter of 2015.[1]

•	Cash flow from operations of $6.9 million, compared to cash flow from operations of $9.4 million in the fourth quarter of 2015.

“We continued to make great progress on our path to profitability in the fourth quarter as operating losses narrowed, and we came within a few million dollars of positive non-GAAP operating income,” said Mike Berry, FireEye chief financial officer and chief operating officer. “We also generated positive cash flow from operations in the fourth quarter, even with nearly $15 million in cash payments associated with restructuring and non-recurring items. We ended the quarter with $935 million in cash and short term investments, more than enough to fund our innovation initiatives and anticipated future growth. The strength of our balance sheet and operational focus are some of the many reasons I am confident FireEye has a bright future,” added Berry.

2016 Financial Results

•	Revenue of $714.1 million, an increase of 15 percent from 2015.

•	Billings of $819.5 million, an increase of three percent from 2015.[1]

•	GAAP gross margin of 62 percent, consistent with 63 percent in 2015.

•	Non-GAAP gross margin of 73 percent, compared to 73 percent in 2015.[1]

•	GAAP operating margin of negative 62 percent, compared to negative 81 percent in 2015.

•	Non-GAAP operating margin of negative 21 percent, compared to negative 38 percent in 2015.[1]

•	GAAP net loss per share of $2.94, compared to a GAAP net loss per share of $3.50 in 2015.

•	Non-GAAP net loss per share of $0.99, compared to a non-GAAP net loss per share of $1.61 in 2015.[1]

•	Cash flow from operations of negative $14.6 million, compared to positive cash flow from operations of $37.0 million in 2015.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

2017 and First Quarter 2017 Outlook
FireEye provides guidance based on current market conditions and expectations. Given the market, product, and management transitions currently underway, the company is providing qualitative guidance for 2017 and detailed guidance for the first quarter of 2017. The company anticipates providing more detailed annual guidance later in the year.
For 2017, FireEye currently

•	Expects billings and revenue trends to improve throughout the year, with renewed organic growth in the second half of 2017.

•	Reaffirms the company’s stated objective of positive non-GAAP operating income by the fourth quarter of 2017.

•	Expects to generate positive cash flow from operations for the full year.

•
Anticipates capital expenditures between $40 and $45 million. Capital expenditures for 2017 include an estimated $22 million in capital expenses associated with the company’s move from five separate buildings to a single building in Milpitas in the summer of 2017.

For the first quarter of 2017, FireEye currently expects

•	Total revenue in the range of $160 million to $166 million.

•	Billings in the range of $130 million to $150 million.

•	Non-GAAP gross margin of approximately 70 percent.

•	Non-GAAP operating margin of approximately negative 24 percent to negative 26 percent of revenue.

•	Non-GAAP net loss per share of $0.26 to $0.28.

•	Cash flow from operations of negative $30 million to negative $40 million.
Non-GAAP net loss per share for the first quarter assumes cash-based interest expense of approximately $3.0 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 and $1.5 million, and weighted average shares outstanding of approximately 172 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, acquisition-related expenses, restructuring charges, changes in fair value of contingent earn-out liabilities, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and other non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change. The actual amount of stock-based compensation in the first quarter of 2017 will have a significant impact on the company’s GAAP operating margin and net loss per share. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Management Appointments and Executive Transitions
FireEye also announced several management appointments and executive transitions. Mike Berry, FireEye chief financial officer since 2015, is leaving FireEye to pursue another opportunity, and Frank Verdecanna, FireEye senior vice president of finance and chief accounting officer, has been appointed executive vice president and chief financial officer.

Prior to joining FireEye in 2012 as the company’s vice president of finance, Verdecanna served as chief financial officer of Apptera, a mobile communications and advertising company, and iPass, a publicly traded global provider of mobility software and services. Verdecanna began his career as a CPA in public accounting with Coopers and Lybrand and holds a B.S. in Business Administration from Cal Poly, San Luis Obispo.

“With more than four years at FireEye, including prior service as acting CFO for FireEye, Frank is well-qualified to head our finance and accounting organization and I expect a seamless transition,” said Mandia. “I’ve enjoyed working side by side with Mike, and appreciate the contributions he has made since joining FireEye in 2015. We wish him well in the future.”

The company has also expanded its sales leadership team by hiring Kevin Taylor to lead the company’s EMEA sales organization. Kevin will report to Bill Robbins, who joined FireEye in November as executive vice president of worldwide sales. John Watters, the former CEO of iSIGHT Partners, has been appointed to the newly created role of executive vice president of Global Services and Intelligence.

“These appointments add depth and breadth to our management team,” said Mandia. “I believe our new sales leadership will help stabilize the field, increase productivity, and ensure proper capacity, training and enablement in 2017. The creation of the Global Services and Intelligence business unit under John Watters consolidates our consulting, security operations and threat intelligence groups in a single unified organization uniquely qualified to efficiently execute on our mission of relentlessly protecting our customers using intelligence and expertise from the front lines.”

David DeWalt, who became Executive Chairman of the Board when he stepped down as FireEye CEO in June 2016, has resigned from the company.

“Dave has been a friend and advisor to me since we first began working together in 2012, and he will continue to be both going forward,” said Mandia. “Dave helped establish FireEye as a force in cyber security and changed the face of our industry. On behalf of everyone at FireEye, we wish him the best in his future endeavors.”

Conference Call Information
FireEye will host a conference call today, February 2, 2017, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its fourth quarter and 2016 financial results and the company’s outlook for the first quarter of 2017. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company's website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results, including revenue, non-GAAP billings, non-GAAP gross margin, non-GAAP operating margin, operating cash flows, interest expense, provision for income taxes, non-GAAP net loss per share, and weighted average shares outstanding in the section entitled “2017 and First Quarter 2017 Outlook” above, as well as statements related to the size of FireEye’s market opportunity, FireEye’s ability to maintain its recently reduced operating expense levels, the anticipated benefits of FireEye’s strategic initiatives and recently introduced product innovations, management appointments and executive transitions.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; the potential disruption or perception of disruption to FireEye’s business due to FireEye’s 2016 restructurings or recent management appointments and executive transitions; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in FireEye’s release of products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on November 4, 2016, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye also excludes deferred revenue assumed in connection with acquisitions. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.
Non-GAAP gross margin, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and, as applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.
Non-GAAP net loss and net loss per share in the fourth quarter of 2016 excluded stock-based compensation expense, amortization of intangible assets, non-cash interest expense related to the convertible senior notes issued in June 2015, change in fair value of contingent earn-out liability, and restructuring charges. Non-GAAP net loss and net loss per share for the fourth quarter of 2015 excluded stock-based compensation expense, amortization of intangible assets, and non-cash interest expense related to the convertible senior notes issued in June 2015.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results, over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company's business. Stock-based compensation is an important part of FireEye employees' overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 5,600 customers across 67 countries, including more than 40 percent of the Forbes Global 2000.

© 2017 FireEye, Inc. All rights reserved. FireEye, iSIGHT, Mandiant and Helix are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Media contact:
Vitor De Souza
FireEye, Inc.
415-699-9838
vitor.desouza@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2016	December 31, 2015

Assets
Current assets:
Cash and cash equivalents	$223,667	$402,102
Short-term investments	712,058	767,775
Accounts receivable, net	121,150	172,752
Inventories	5,955	13,747
Prepaid expenses and other current assets	25,081	30,883
Total current assets	1,087,911	1,387,259
Property and equipment, net	61,852	78,368
Goodwill	978,260	750,288
Intangible assets, net	244,032	214,560
Deposits and other long-term assets	10,910	10,998
Total assets	$2,382,965	$2,441,473
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,269	$43,650
Accrued and other current liabilities	22,997	29,820
Accrued compensation	96,004	79,294
Deferred revenue, current portion	397,118	305,169
Total current liabilities	536,388	457,933
Convertible senior notes, net	741,980	706,198
Deferred revenue, non-current portion	256,398	221,829
Other long-term liabilities	7,087	11,141
Total liabilities	1,541,853	1,397,101
Stockholders' equity:
Common stock	17	16
Additional paid-in capital	2,682,909	2,403,088
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(1,742)	(2,225)
Accumulated deficit	(1,690,072)	(1,206,507)
Total stockholders’ equity	841,112	1,044,372
Total liabilities and stockholders' equity	$2,382,965	$2,441,473

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue:
Product	$33,586	$66,598	$151,926	$216,632
Subscription and services	151,110	118,176	562,188	406,335
Total revenue	184,696	184,774	714,114	622,967
Cost of revenue: (1)(2)
Product	15,391	20,915	65,158	74,481
Subscription and services	48,567	42,260	206,710	158,723
Total cost of revenue	63,958	63,175	271,868	233,204
Total gross profit	120,738	121,599	442,246	389,763
Operating expenses: (1)(2)
Research and development	54,574	71,690	279,594	279,467
Sales and marketing	84,310	135,432	439,499	476,166
General and administrative (3)(4)	30,914	37,978	139,839	141,790
Restructuring charges (5)	—	—	27,630	—
Total operating expenses	169,798	245,100	886,562	897,423
Operating loss	(49,060)	(123,501)	(444,316)	(507,660)
Other expense, net (6)	(12,733)	(11,097)	(44,534)	(27,465)
Loss before income taxes	(61,793)	(134,598)	(488,850)	(535,125)
Provision for (benefit from) income taxes (7)	(257)	1,550	(8,721)	4,090
Net loss attributable to common stockholders	$(61,536)	$(136,148)	$(480,129)	$(539,215)
Net loss per share attributable to common stockholders, basic and diluted	$(0.37)	$(0.87)	$(2.94)	$(3.50)
Weighted average shares used in per share calculations, basic and diluted	167,228	156,137	163,211	154,120

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(480,129)	$(539,215)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	119,267	111,956
Stock-based compensation	199,066	222,119
Non-cash interest expense related to convertible senior notes	35,782	20,069
Change in fair value of contingent earn-out liability	2,356	—
Deferred income taxes	(11,926)	(1,353)
Other	9,836	4,672
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	61,785	19,126
Inventories	1,415	(7,820)
Prepaid expenses and other assets	9,344	(675)
Accounts payable	(19,093)	7,705
Accrued liabilities	(11,154)	7,495
Accrued transaction costs of acquiree	(7,727)	—
Accrued compensation	(24,621)	14,742
Deferred revenue	105,431	174,455
Other long-term liabilities	(4,217)	3,739
Net cash provided by (used in) operating activities	(14,585)	37,015
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(36,314)	(54,549)
Purchases of short-term investments	(507,073)	(769,097)
Proceeds from maturities of short-term investments	554,358	245,116
Proceeds from sales of short-term investments	4,507	4,807
Business acquisitions, net of cash acquired	(204,926)	—
Purchase of investment in private company	—	(1,800)
Lease deposits	(248)	(1,226)
Net cash used in investing activities	(189,696)	(576,749)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible senior notes	—	896,530
Prepaid forward stock purchase	—	(150,000)
Repayment of debt of acquired business	(8,842)	—
Payments for contingent earn-outs	(112)	—
Payment related to shares withheld for taxes	(1,124)	(2,027)
Proceeds from employee stock purchase plan	22,080	21,880
Proceeds from exercise of equity awards	13,844	29,090
Net cash provided by financing activities	25,846	795,473
Net change in cash and cash equivalents	(178,435)	255,739
Cash and cash equivalents, beginning of period	402,102	146,363
Cash and cash equivalents, end of period	$223,667	$402,102

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP operating loss	$(49,060)	$(123,501)	$(444,316)	$(507,660)
Stock-based compensation expense (1)	30,949	57,780	197,751	222,431
Amortization of intangible assets (2)	16,079	11,766	64,028	47,064
Acquisition related expenses (3)	—	1,431	2,413	1,431
Change in fair value of contingent earn-out liability (4)	600	—	2,356	—
Restructuring charges (5)	—	—	27,630	—
Non-GAAP operating loss	$(1,432)	$(52,524)	$(150,138)	$(236,734)
GAAP gross margin	65%	66%	62%	63%
Stock-based compensation expense (1)	3%	4%	5%	5%
Amortization of intangible assets (2)	6%	5%	6%	5%
Non-GAAP gross margin	74%	75%	73%	73%
GAAP operating margin	(27)%	(67)%	(62)%	(81)%
Stock-based compensation expense (1)	17%	31%	28%	36%
Amortization of intangible assets (2)	9%	7%	9%	7%
Acquisition related expenses (3)	—%	1%	—%	—%
Change in fair value of contingent earn-out liability (4)	—%	—%	—%	—%
Restructuring charges (5)	—%	—%	4%	—%
Non-GAAP operating margin	(1)%	(28)%	(21)%	(38)%
GAAP net loss	$(61,536)	$(136,148)	$(480,129)	$(539,215)
Stock-based compensation expense (1)	30,949	57,780	197,751	222,431
Amortization of intangible assets (2)	16,079	11,766	64,028	47,064
Acquisition related expenses (3)	—	1,431	2,413	1,431
Change in fair value of contingent earn-out liability (4)	600	—	2,356	—
Restructuring charges (5)	—	—	27,630	—
Non-cash interest expense related to convertible senior notes (6)	9,112	8,672	35,782	20,069
Non-recurring benefit from income taxes (7)	(20)	—	(11,839)	—
Non-GAAP net loss	$(4,816)	$(56,499)	$(162,008)	$(248,220)
GAAP net loss per common share, basic and diluted	$(0.37)	$(0.87)	$(2.94)	$(3.50)
Stock-based compensation expense (1)	0.19	0.37	1.21	1.44
Amortization of intangible assets (2)	0.10	0.08	0.39	0.31
Acquisition related expenses (3)	—	0.01	0.01	0.01
Change in fair value of contingent earn-out liability (4)	—	—	0.02	—
Restructuring charges (5)	—	—	0.17	—
Non-cash interest expense related to convertible senior notes (6)	0.05	0.06	0.22	0.13
Non-recurring benefit from income taxes (7)	—	—	(0.07)	—
Non-GAAP net loss per common share, basic and diluted	$(0.03)	$(0.36)	$(0.99)	$(1.61)
Weighted average shares used in per share calculation for GAAP and Non-GAAP, basic and diluted	167,228	156,137	163,211	154,120
(1) includes stock-based compensation expense as follows:
Cost of product revenue	$295	$374	$2,092	$1,588
Cost of subscription and services revenue	4,798	7,673	29,811	29,435

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Research and development	9,878	16,917	64,755	68,329
Sales and marketing	10,075	18,862	57,750	73,286
General and administrative	5,903	13,954	43,343	49,793
Total stock-based compensation expense	$30,949	$57,780	$197,751	$222,431
(2) includes amortization of intangible assets as follows:
Cost of product revenue	$3,064	$3,064	$12,256	$12,256
Cost of subscription and services revenue	8,406	5,475	33,176	21,900
Research and development	162	—	618	—
Sales and marketing	4,447	3,227	17,978	12,908
Total amortization of intangible assets	$16,079	$11,766	$64,028	$47,064
(3) includes acquisition related expenses as follows:
General and administrative	$—	$1,431	$2,413	$1,431
(4) includes change in fair value of contingent earn-out liability as follows:
General and administrative	$600	$—	$2,356	$—
(5) includes restructuring charges as follows:
Restructuring charges	$—	$—	$27,630	$—
(6) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$9,112	$8,672	$35,782	$20,069
(7) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$(20)	$—	$(11,839)	$—

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP revenue	$184,696	$184,774	$714,114	$622,967
Add change in deferred revenue	37,098	72,131	126,518	174,455
Subtotal	221,794	256,905	840,632	797,422
Less iSIGHT & Invotas deferred revenue assumed	—	—	(21,087)	—
Non-GAAP billings	$221,794	$256,905	$819,545	$797,422

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Product billings	$33,489	$66,379	$153,946	$212,233
Product subscription billings	113,588	108,701	386,037	327,372
Product billings and product subscription billings	147,077	175,080	539,983	539,605
Support and maintenance billings	38,500	47,790	143,964	137,447
Professional services billings	36,217	34,035	135,598	120,370
Non-GAAP billings	$221,794	$256,905	$819,545	$797,422

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Product revenue	$33,586	$66,598	$151,926	$216,632
Product subscription revenue	85,576	59,825	316,986	205,303
Product revenue and product subscription revenue	119,162	126,423	468,912	421,935
Support and maintenance revenue	33,170	26,042	123,341	89,800
Professional services revenue	32,364	32,309	121,861	111,232
Total revenue	$184,696	$184,774	$714,114	$622,967